                                                                     EXHIBIT 1.1

                              ____________ SHARES

                           ODYSSEY RE HOLDINGS CORP.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT
                          DATED MAY [          ], 2001

                               TABLE OF CONTENTS

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                                                                PAGE
                                                                ----
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SECTION 1.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...      2
  (a)   Compliance with Registration Requirements...........      2
  (b)   Compliance with Canadian Prospectus Requirements....      3
  (c)   U.S. Offering Materials Furnished to Underwriters...      3
  (d)   Canadian Offering Materials Furnished to
     Underwriters...........................................      3
  (e)   Distribution of Offering Material By the Company....      3
  (f)   The Underwriting Agreement..........................      3
  (g)   Authorization of the Common Shares..................      3
  (h)   No Applicable Registration or Other Similar
     Rights.................................................      4
  (i)   No Material Adverse Change..........................      4
  (j)   Independent Accountants.............................      4
  (k)   Preparation of the Financial Statements.............      4
  (l)   Incorporation and Good Standing of the Company and
     its Subsidiaries.......................................      4
  (m)  Capitalization and Other Capital Stock Matters.......      5
  (n)   Stock Exchange Listing..............................      5
  (o)   Non-Contravention of Existing Instruments; No
        Further Authorizations or Approvals Required........      5
  (p)   No Material Actions or Proceedings..................      6
  (q)   Intellectual Property Rights........................      6
  (r)   All Necessary Licenses..............................      6
  (s)   Title to Properties.................................      6
  (t)   Tax Law Compliance..................................      7
  (u)   Company Not an "Investment Company".................      7
  (w)  No Price Stabilization or Manipulation...............      7
  (x)   Company's Accounting System.........................      7
  (y)   ERISA Compliance....................................      7
SECTION 2.  PURCHASE, SALE AND DELIVERY OF THE COMMON
  SHARES....................................................      8
  (a)   The Firm Common Shares..............................      8
  (b)   The First Closing Date..............................      8
  (c)   The Optional Common Shares; the Second Closing
     Date...................................................      8
  (d)   Public Offering of the Common Shares................      8
  (e)   Payment for the Common Shares.......................      9
  (f)   Delivery of the Common Shares.......................      9
  (g)   Delivery of Prospectus to the Underwriters..........      9
SECTION 3.  ADDITIONAL COVENANTS OF THE COMPANY.............      9
  (a)   Representatives' Review of Proposed Amendments and
     Supplements............................................      9
  (b)   Securities Act Compliance...........................      9
  (c)   Compliance with Canadian Securities Requirements....     10
  (d)   Amendments and Supplements to the Prospectus and
     Other Securities Act Matters...........................     10
  (e)   Copies of any Amendments and Supplements to the
     Prospectus.............................................     10
  (f)   Blue Sky Compliance.................................     10
  (g)   Use of Proceeds.....................................     10
  (h)   Transfer Agents.....................................     11
  (i)   Earnings Statement..................................     11
  (j)   Periodic Reporting Obligations......................     11
  (k)   Agreement Not To Offer or Sell Additional
     Securities.............................................     11
  (l)   Future Reports to the Representatives...............     11
  (m)  Translation Opinions.................................     11
  (n)   Translation Opinions -- Financial Statements........     12

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

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SECTION 4.  PAYMENT OF EXPENSES.............................     12
SECTION 5.  CONDITIONS OF THE OBLIGATIONS OF THE
  UNDERWRITERS..............................................     12
  (a)   Accountants' Comfort Letter.........................     12
  (b)   Compliance with Registration Requirements; No Stop
     Order; No Objection from NASD..........................     13
  (c)   No Material Adverse Change or Ratings Agency
     Change.................................................     13
  (d)   Opinion of Counsel for the Company..................     13
  (e)   Opinion of General Counsel of the Company...........     14
  (f)   Opinion of Canadian Counsel for the Company.........     14
  (g)   Opinion of Counsel for the Underwriters.............     14
  (h)   Opinion of Canadian Counsel for the Underwriters....     14
  (i)   Officers' Certificate...............................     14
  (j)   Bring-down Comfort Letter...........................     14
  (k)   Lock-Up Agreement from Certain Securityholders of
     the Company............................................     14
  (l)   Certain Events......................................     15
  (m)  Additional Documents.................................     15
SECTION 6.  REIMBURSEMENT OF UNDERWRITERS' EXPENSES.........     15
SECTION 7.  EFFECTIVENESS OF THIS AGREEMENT.................     15
SECTION 8.  INDEMNIFICATION.................................     15
  (a)   Indemnification of the Underwriters.................     15
  (b)   Indemnification of the Company, its Directors and
     Officers...............................................     16
  (c)   Notifications and Other Indemnification
     Procedures.............................................     17
  (d)   Settlements.........................................     17
SECTION  9.  CONTRIBUTION...................................     18
SECTION 10.  DEFAULT OF ONE OR MORE OF THE SEVERAL
  UNDERWRITERS..............................................     19
SECTION 11.  TERMINATION OF THIS AGREEMENT..................     19
SECTION 12.  REPRESENTATIONS AND INDEMNITIES TO SURVIVE
  DELIVERY..................................................     19
SECTION 13.  NOTICES........................................     20
SECTION 14.  SUCCESSORS; THIRD PARTY BENEFICIARY............     20
SECTION 15.  PARTIAL UNENFORCEABILITY.......................     21
SECTION 16.  GOVERNING LAW PROVISIONS.......................     21
SECTION 17.  GENERAL PROVISIONS.............................     21

                             UNDERWRITING AGREEMENT

                                                          MAY [          ], 2001

BANC OF AMERICA SECURITIES LLC
CIBC WORLD MARKETS CORP.

As Representatives of the several Underwriters

c/o BANC OF AMERICA SECURITIES LLC
600 Montgomery Street
San Francisco, California 94111

and

CIBC WORLD MARKETS CORP.
425 Lexington Avenue
New York, New York 10017

Ladies and Gentlemen:

     INTRODUCTORY. Odyssey Re Holdings Corp., a Delaware corporation (the "Company"), proposes to issue and sell to the several underwriters named in
Schedule A (the "Underwriters") an aggregate of [          ] shares (the "Firm
Common Shares") of its Common Stock (the "Common Stock"), par value
$[          ] per share (the "Offering"). In addition, the Company has granted
to the Underwriters an option to purchase up to an additional [          ]
shares (the "Optional Common Shares") of Common Stock, as provided in Section 2. The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares are collectively called the "Common Shares". Banc of America Securities LLC ("BAS") and CIBC World Markets Corp. ("CIBC") have agreed to act as representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Common Shares.

     The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-57642), which contains a form of prospectus to be used in connection with the public offering and sale of the Common Shares in the United States. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act, is called the "Registration Statement". Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement", and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Common Shares, is called the "U.S. Prospectus". All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement or the U.S. Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

     The Company has also prepared and filed with the Ontario Securities Commission (the "Reviewing Authority") and the securities regulatory authorities (together with the Reviewing Authority, the "Qualifying Authorities") in each other province of Canada (together with Ontario, the "Qualifying Provinces") a preliminary long form prospectus and an amended preliminary long form prospectus each relating to the Common Shares in the English and French languages qualifying the distribution of the Common Shares in each of the Qualifying Provinces. The Reviewing Authority has been assigned to the Company as the designated jurisdiction regulating the offering of the Common Shares in Canada. In addition, the Company (A) has prepared and filed with the Qualifying Authorities a final long form prospectus relating to the Common Shares in the English and French languages (together, the "Final PREP Prospectus") omitting the PREP Information (as hereinafter defined) in accordance with the rules and procedures established pursuant to National Instrument 44-103 of the Canadian Securities Administrators entitled "Post Receipt Pricing" for the pricing of Common Shares after the final receipt for a prospectus has been obtained (the "PREP Procedures"), and (B) will prepare and file, promptly after the execution and delivery of this Agreement, with the Qualifying Authorities, in accordance with the PREP Procedures, a supplemental prospectus setting forth the PREP Information in the English and French languages (together, the "Supplemental PREP Prospectus"). The information, if any, included in the Supplemental PREP Prospectus that is omitted from the Final PREP Prospectus for which a receipt has been obtained from the Reviewing Authority on behalf of the Qualifying Authorities but which is deemed under the PREP Procedures to be incorporated by reference into the Final PREP Prospectus as of the date of the Supplemental PREP Prospectus is referred to herein as the "PREP Information". All prospectuses relating to the Common Shares used in Canada (1) before a receipt for the Final PREP Prospectus was issued by the Reviewing Authority on behalf of the Qualifying Authorities or (2) after such receipt was issued by and, prior to the execution and delivery of this Agreement, that omits the PREP Information, are referred to herein collectively as the "Canadian Preliminary Prospectus". The Final PREP Prospectus for which a receipt has been obtained from the Reviewing Authority on behalf of the Qualifying Authorities is herein referred to as the "Canadian Prospectus", except that, if, after the execution of this Agreement, a Supplemental PREP Prospectus containing the PREP Information is filed with the Qualifying Authorities, the term "Canadian Prospectus" refers to such Supplemental PREP Prospectus. Any amendment to the Canadian Prospectus, any amended or supplemental prospectus or auxiliary material, information, evidence, return, report, application, statement or document that may be filed by or on behalf of the Company under the securities laws of the Qualifying Provinces prior to the First Closing Date (as hereinafter defined) or, where such document is deemed to be incorporated by reference in the Final PREP Prospectus, prior to the expiry of the period of distribution of the Common Shares, is referred to herein collectively as the "Supplementary Material". For the purposes of this Agreement, all references to the Canadian Preliminary Prospectus, Final PREP Prospectus, Supplemental PREP Prospectus and Canadian Prospectus are deemed to include the copy thereof filed with the Qualifying Authorities pursuant to the System for Electronic Document Analysis and Retrieval ("SEDAR").

     The U.S. Prospectus and the Canadian Prospectus are herein collectively called the "Prospectus".

     The Company hereby confirms its agreements with the Underwriters as follows:

           SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company hereby represents, warrants and covenants to each Underwriter as follows:

     (a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

     The U.S. Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Common Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The U.S. Prospectus, as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the U.S. Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein. There are no contracts or other documents required to be described in the U.S. Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

     (b) Compliance with Canadian Prospectus Requirements. The Company is eligible to use the PREP Procedures. A receipt has been obtained from the Reviewing Authority on behalf of the Qualifying Authorities in respect of the Final PREP Prospectus and no order suspending the distribution of the Common Shares has been issued by any of the Qualifying Authorities. At the time the Registration Statement became effective under the 1933 Act and at all times subsequent thereto up to and including the First Closing Date and, if applicable, the Second Closing Date, the Canadian Prospectus complied and will comply in all material respects with the applicable securities legislation of the Qualifying Provinces as interpreted and applied by the Reviewing Authority (including the PREP Procedures); and each of the Canadian Prospectus, any Supplementary Material or any amendment or supplement thereto, constituted and will constitute full, true and plain disclosure of all material facts relating to the Company and the Common Shares, and did not and will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Canadian Prospectus or any Supplementary Material made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use in the Canadian Prospectus or any Supplementary Material (or any amendment or supplement thereto).

     Each Canadian Preliminary Prospectus and the Canadian Prospectus complied when filed in all material respects with the applicable securities legislation of the Qualifying Provinces and each Canadian Preliminary Prospectus and the Canadian Prospectus delivered to the Underwriters for use in connection with this offering were identical to the electronically transmitted copies thereof filed with SEDAR.

     The Canadian Prospectus will be substantially in the same form as the U.S. Prospectus except for such deletions therefrom and additions thereto as are permitted or required by the securities legislation of the Qualifying Provinces.

     (c) U.S. Offering Materials Furnished to Underwriters. The Company has delivered to each of the Representatives one complete signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the U.S. Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

     (d) Canadian Offering Materials Furnished to Underwriters. The Company has delivered to the Representatives complete signed copies of the Canadian Prospectus and of each consent and certificate of experts filed therewith with the Qualifying Authorities, and conformed copies of the Canadian Prospectus and each Canadian Preliminary Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

     (e) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the Underwriters' distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

     (f) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as to rights of indemnification hereunder which may be limited by applicable law and except as to the enforcement hereof which may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

     (g) Authorization of the Common Shares. The Common Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and nonassessable.

     (h) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or qualified for distribution under the Canadian Prospectus or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

     (i) No Material Adverse Change. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

     (j) Independent Accountants. PricewaterhouseCoopers LLP and Ernst & Young LLP, who have expressed their opinions with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) of and supporting schedules filed with the Commission as a part of the Registration Statement and included in the U.S. Prospectus and filed with the Qualifying Authorities as a part of the Canadian Prospectus, are independent public or certified public accountants as required by the Securities Act and within the meaning of applicable Canadian securities laws, regulations and policies.

     (k) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the U.S. Prospectus and filed with the Qualifying Authorities as a part of the Canadian Prospectus together with the related notes present fairly the consolidated financial position of Odyssey America Reinsurance Corporation and its subsidiaries (and, upon completion of the Offering and the events set forth in the Prospectus under the caption "Certain Relationships and Related Transactions-Recapitalization and Corporate Structure", the Company and its subsidiaries) as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included as exhibits to the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States ("U.S. GAAP") applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus. The U.S. GAAP financial data set forth in the Prospectus under the captions "Prospectus Summary -- Summary Financial Data", "Selected Historical Financial Data" and the "Actual" column under "Capitalization" fairly present the information set forth therein on a basis consistent with that of the financial statements contained in the Registration Statement and the Canadian
Prospectus. Notes  -- ,    --   and    --   to the financial statements of
   --   ,    --   and    --   , respectively, included in the Canadian
Prospectus explain and quantify the effect of the material differences between Canadian generally accepted accounting principles ("Canadian GAAP") and U.S. GAAP that relate to measurements and provide disclosure consistent with Canadian GAAP requirements to the extent not already reflected in such financial statements.

     (l) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in the State of Delaware and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions (other than the State of Delaware) where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not control (as defined in Rule 405 under the Securities Act) any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Registration Statement.

     (m) Capitalization and Other Capital Stock Matters. Upon the completion of the Offering and the events set forth in the Prospectus under the caption "Certain Relationships and Related Transactions -- Recapitalization and Corporate Structure", the authorized, issued and outstanding capital stock of the Company will be as set forth in the Prospectus under the "As Adjusted" column under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit or incentive plans described in the Prospectus or upon exercise of outstanding options described in the Prospectus). The Common Stock (including the Common Shares) conforms in all material respects to the description thereof contained in the Prospectus. Upon the completion of the Offering and the events set forth in the Prospectus under the caption "Certain Relationships and Related Transactions -- Recapitalization and Corporate Structure", all of the issued and outstanding shares of Common Stock will have been duly authorized and validly issued, will be fully paid and nonassessable and will have been issued in compliance with federal and state securities laws. Upon the completion of the Offering and the events set forth in the Prospectus under the caption "Certain Relationships and Related Transactions -- Recapitalization and Corporate Structure", none of the outstanding shares of Common Stock will have been issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Prospectus. The description of the Company's stock option, stock bonus and other employee incentive plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

     (n) Stock Exchange Listing. The Common Shares have been approved for listing on the New York Stock Exchange, Inc. (the "New York Stock Exchange") subject only to official notice of issuance. The Toronto Stock Exchange has conditionally approved the listing of the Common Shares subject to the Company's fulfillment of all the requirements of The Toronto Stock Exchange on or before
[   --   ], 2001.

     (o) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, except for any violations which would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the

Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the National Association of Securities Dealers, Inc. (the "NASD").

     (p) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened (i) against or, to the best of the Company's knowledge, affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) such action, suit or proceeding could reasonably be expected to be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or would reasonably be expected to adversely affect the consummation of the transactions contemplated by this Agreement. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company's knowledge, is threatened or imminent, which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

     (q) Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

     (r) All Necessary Licenses. Each of Odyssey America Reinsurance Corporation, Odyssey Reinsurance Corporation, Hudson Insurance Company and Lloyd's Syndicate 1218 (each an "Insurance Subsidiary", collectively the "Insurance Subsidiaries") is duly licensed to conduct an insurance or a reinsurance business, as the case may be, under the insurance statutes of each jurisdiction in which the conduct of its business requires such licensing, except for such jurisdictions in which the failure of the Insurance Subsidiaries to be so licensed would not, individually or in the aggregate, result in a Material Adverse Change. The Insurance Subsidiaries have made all required filings under applicable insurance statutes in each jurisdiction where such filings are required, except for such jurisdictions in which the failure to make such filings would not, individually or in the aggregate, result in a Material Adverse Change. Each of the Insurance Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from all insurance regulatory authorities necessary to conduct their respective businesses as described in the Prospectus, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications would not, individually or in the aggregate, result in a Material Adverse Change, and the Company and each of its Insurance Subsidiaries has not received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by the Company and each of its Insurance Subsidiaries in any case where it could be reasonably expected that (x) the Company and each of its Insurance Subsidiaries would be required either to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or to cease or otherwise limit the writing of certain business and (y) the failure to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or the limiting of the writing of such business would result in a Material Adverse Change; and no insurance regulatory authority having jurisdiction over the Company or any of its Insurance Subsidiaries has issued any order or decree impairing, restricting or prohibiting (i) the payment of dividends by any of the Insurance Subsidiaries to its parent, other than those restrictions applicable to insurance or reinsurance companies generally, or (ii) the continuation of the business of the Company or any of the Insurance Subsidiaries in all material respects as presently conducted.

     (s) Title to Properties. Except as otherwise disclosed in the Prospectus, the Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned by each of them in the Prospectus, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as do not result in a Material Adverse Change.

     (t) Tax Law Compliance. The Company and its consolidated subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns, other than those which would not, individually or in the aggregate, result in a Material Adverse Change, and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except assessments against which appeals have been or will be promptly taken in good faith or as to which adequate reserves have been provided. Adequate charges, accruals and reserves have been made in the applicable financial statements referred to in Section 1(i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

     (u) Company Not an "Investment Company". The Company is not, and after receipt of payment for the Common Shares will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (v) Insurance. The Company is insured as disclosed in the Prospectus under the caption "Certain Relationships and Related Transactions -- Fairfax Insurance Coverage". Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

     (w) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

     (x) Company's Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (y) ERISA Compliance. The Company and its subsidiaries and any "employee benefit plan" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder ("ERISA")) established or maintained by the Company, its subsidiaries and their "ERISA Affiliates" (as defined below) are in compliance with ERISA and the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code"), except such as will not, individually or in the aggregate, result in a Material Adverse Change. "ERISA Affiliate" means, with respect to the Company and a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" for which the Company, its subsidiaries or any of their ERISA Affiliates would have any liability, which might reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change. No "employee benefit plan" for which the Company, its subsidiaries or any of their ERISA Affiliates would have any liability, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA) which might reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change. Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code, which might reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change. Each "employee benefit plan" established or maintained by the Company, its subsidiaries and any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification, which might reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change. No event or series of events of the nature described in this Section 1(y) has occurred or is reasonably expected to occur for which the Company, its subsidiaries or any of their ERISA Affiliates would have any liability which might reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change. No event or series of events of the nature described in this Section 1(y) has occurred or is reasonably expected to occur for which the Company, its subsidiaries or any of their ERISA Affiliates would have any liability which might reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change.


     Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

     SECTION 2. PURCHASE, SALE AND DELIVERY OF THE COMMON SHARES.

     (a) The Firm Common Shares. The Company agrees to issue and sell to the several Underwriters the Firm Common Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Common Shares set forth opposite their names on Schedule A. The purchase price per Firm Common Share to be paid by the several
Underwriters to the Company shall be $[          ] per share.

     (b) The First Closing Date. Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017 (or such other place as may be agreed to by the Company and the
Representatives) at 9:00 a.m. New York time, on [          ], 2001 or such other
time and date not later than 1:30 p.m. New York time, on [          ], 2001 as
the Representatives and the Company shall agree upon (the time and date of such closing are called the "First Closing Date").

     (c) The Optional Common Shares; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and
not jointly, up to an aggregate of [          ] Optional Common Shares from the
Company at the purchase price per share to be paid by the Underwriters for the Firm Common Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Common Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of certificates for the Firm Common Shares and the Optional Common Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Common Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Common Shares to be purchased as the number of Firm Common Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Common Shares. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

     (d) Public Offering of the Common Shares. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Common Shares as soon after this Agreement has been executed, the Registration Statement has been declared effective and the Supplemental PREP Prospectus has been filed with the Qualifying Authorities as the Representatives, in their sole judgment, have determined is advisable and practicable.

     (e) Payment for the Common Shares. Payment for the Firm Common Shares shall be made at the First Closing Date (and, if applicable, for the Optional Common Shares at the Second Closing Date) by wire transfer of immediately available funds to a bank account designated in writing by the Company or in such other manner of payment as the Company and the Representatives may agree.

     It is understood that the Representatives have been authorized, for their own accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Common Shares and any Optional Common Shares the Underwriters have agreed to purchase. BAS and CIBC, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

     (f) Delivery of the Common Shares. The Company shall deliver, or cause to be delivered, to the Representatives, for the accounts of the several Underwriters, certificates for the Firm Common Shares at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor or in such other manner of payment as the Company and the Representative may agree. The Company shall also deliver, or cause to be delivered, to the Representatives, for the accounts of the several Underwriters, certificates for the Optional Common Shares the Underwriters have agreed to purchase at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor or in such other manner of payment as the Company and the Representative may agree. The certificates for the Common Shares shall be in definitive form and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in New York City as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

     (g) Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. on the second business day following the date the Common Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall reasonably request.

     SECTION 3.  ADDITIONAL COVENANTS OF THE COMPANY.

     The Company further covenants and agrees with each Underwriter as follows:

     (a)  Representatives' Review of Proposed Amendments and
Supplements. During such period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives reasonably object.

     (b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the U.S. Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of the U.S. Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

     (c) Compliance with Canadian Securities Requirements. The Company will comply with the requirements of the PREP Procedures and will notify the Underwriters immediately, and confirm the notice in writing, (i) when any supplement to the Canadian Prospectus or any amended Canadian Prospectus or any Supplementary Material shall have been filed, (ii) of the receipt of any comments from the Reviewing Authority or any Qualifying Authority, (iii) of any request by the Reviewing Authority to amend or supplement the Final PREP Prospectus or the Canadian Prospectus or for additional information, and (iv) of the issuance by the Reviewing Authority or any Qualifying Authority of any order having the effect of ceasing or suspending the distribution of the Common Shares or the trading (during the period of the distribution of the Common Shares) in the Common Shares of the Company, or of the institution or, to the knowledge of the Company, of the threatening of any proceedings for any such purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (d) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the reasonable determination of the Representatives after consultation with counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(A)(a) hereof), file with the Commission and the Qualifying Authorities and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law, provided that if any Underwriter is required to deliver a prospectus in connection with the sale of any of the Common Shares at any time nine months or more after the date of the Prospectus, such amendments, filing and furnishing shall be at the expense of such Underwriter.

     (e) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish to the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Representatives may reasonably request.

     (f) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Common Shares. Notwithstanding the foregoing, the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction, other than Canada, where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

     (g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Common Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

     (h) Transfer Agents. The Company shall engage and maintain, at its expense, one or more registrars and transfer agents in the U.S. and in Canada for the Common Stock.

     (i) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period
ending [   --   ], 2002 that satisfies the provisions of Section 11(a) of the
Securities Act.

     (j) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall (A) file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act, (B) report the use of proceeds from the issuance of the Common Shares as may be required under Rule 463 under the Securities Act and (C) file, on a timely basis, with the Qualifying Authorities and The Toronto Stock Exchange, all reports and documents required to be filed under the securities legislation of the Qualifying Provinces and the rules of The Toronto Stock Exchange, as applicable.


     (k) Agreement Not To Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 180th day following the date of the Prospectus, the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act (other than a registration statement on Form S-8) or under the securities laws of any of the Qualifying Provinces in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Common Shares); provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, but only if any holder of such shares, options, or shares issued upon exercise of such options, who is an officer or director of the Company or any of its subsidiaries has agreed or agrees in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such period without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives).


     (l) Future Reports to the Representatives. Until the third anniversary of the date hereof, the Company will furnish to BAS at 600 Montgomery Street, San
Francisco, CA 94111, Attention: [          ] and CIBC at 161 Bay Street, 6th
Floor, Toronto, Ontario MSJ 2S8, Attention: Catherine Code, Executive Director, Financial Institutions: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants;
(ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission; and
(iii) from time to time, such other public information concerning the Company as the Representatives may reasonably request.

     (m) Translation Opinions. The Company shall cause its Canadian legal counsel to deliver to the Underwriters an opinion, dated the date of the filing of the French language versions of each Canadian Preliminary Prospectus, the Final PREP Prospectus and the Supplemental PREP Prospectus, to the effect that the French language version of each such prospectus (other than the financial statements and the financial information set forth under the captions "Capitalization" "Dilution", "Selected Historical Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other financial data contained therein or omitted therefrom) is in all material respects a complete and proper translation of the English versions thereof and is not susceptible of any materially different interpretation with respect to any material matter contained therein. The Company shall cause its Canadian legal counsel to deliver to the Underwriters a similar opinion as to the French language translation of any information contained in any Supplementary Material, in form and substance satisfactory to the Underwriters prior to the filing thereof with the Qualifying Authorities.

     (n) Translation Opinions -- Financial Statements. The Company shall cause its auditors to deliver to the Underwriters an opinion, dated the date of the filing of the French language versions of each Canadian Preliminary Prospectus, the Final PREP Prospectus and the Supplemental PREP Prospectus, to the effect that the financial statements and other financial information and data, including the financial information set forth under the captions "Dilution", "Selected Historical Financial Data" "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other financial data contained in the French language version of each such prospectus is in all material respects a complete and proper translation of the English versions thereof and is not susceptible of any materially different interpretation with respect to any material matter contained therein. The Company shall cause its auditors to deliver to the Underwriters a similar opinion as to the French language translation of any information contained in any Supplementary Material, in form and substance satisfactory to the Underwriters, prior to the filing thereof with the Reviewing Authority.

     The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

     SECTION 4. PAYMENT OF EXPENSES. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrars and transfer agents of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters (iv) all fees and expenses of the Company's counsels, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), any preliminary prospectus and the Prospectus, and all amendments and supplements thereto, (vi) all filing fees, reasonable attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the state securities or blue sky laws or the securities laws of the Qualifying Provinces, and, if requested by the Representatives, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Common Shares, (viii) the fees and expenses associated with listing the Common Shares on the New York Stock Exchange and The Toronto Stock Exchange, and (ix) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsels.

     SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Common Shares as provided herein on the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Common Shares, as of the Second Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

     (a) Accountants' Comfort Letter. On the date hereof, the Representatives shall have received from PricewaterhouseCoopers LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the
Representatives shall have received an additional [      ] conformed copies of
such accountants' letter for each of the several Underwriters).

     (b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date:

          (i) the Company shall have filed the U.S. Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained the Representatives' consent thereto, the Company shall have filed a Term Sheet with the Commission in the manner and within the time period required by such Rule 424(b);

          (ii) the Company shall have filed the Final PREP Prospectus with the Qualifying Authorities and a receipt therefor shall have been issued by the Reviewing Authority on behalf of the Qualifying Authorities;

          (iii) a Supplemental PREP Prospectus containing the PREP Information shall have been filed with the Qualifying Authorities in accordance with the PREP Procedures;

          (iv) (A) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission and (B) no order having the effect of ceasing or suspending the distribution of the Common Shares shall have been issued by any Qualifying Authority, no proceedings shall have been initiated or threatened by any securities regulatory authority or stock exchange in Canada and any request on the part of the Qualifying Authorities for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters; and

          (v) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

     (c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date:

          (i) there shall not have occurred any change, or any development that could reasonably be expected to result in a change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity, the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the Offering or delivery of the Common Shares as contemplated in the Registration Statement and the Prospectus; and

          (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded financial strength or claims paying ability of the Company or any of its subsidiaries by A.M. Best Company, Inc. or Standard & Poor's Insurance Rating Services.

     (d) Opinion of Counsel for the Company. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the opinion and 10b-5 letter of Shearman & Sterling, counsel for the Company, each dated as of such Closing Date, the forms of which are attached as Exhibit A-1 (and the Representatives shall have received an additional
[      ] conformed copies of such counsel's legal opinion and 10b-5 letter for each of the several Underwriters).

     (e) Opinion of General Counsel of the Company. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the opinion and 10b-5 letter of Donald L. Smith, Esq., General Counsel for the Company, dated as of such Closing Date, the forms of which are attached as
Exhibit A-2 (and the Representatives shall have received an additional [      ]
conformed copies of such General Counsel's legal opinion and 10b-5 letter for each of the several Underwriters).

     (f) Opinion of Canadian Counsel for the Company. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the opinion of Torys, Canadian counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit B (and the Representatives shall
have received an additional [      ] conformed copies of such counsel's legal
opinion for each of the Underwriters).

     (g) Opinion of Counsel for the Underwriters. On each of the First Closing Date and the Second Closing Date the Representatives shall have received an opinion of Simpson Thacher & Bartlett, counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to the Underwriters.

     (h) Opinion of Canadian Counsel for the Underwriters. On each of the First Closing Date and the Second Closing Date the Representatives shall have received an opinion of Ogilvy Renault, Canadian counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to the Underwriters.

     (i) Officers' Certificate. On each of the First Closing Date and the Second Closing Date the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsections (b)(ii) and (c)(ii) of this Section 5, and further to the effect that:

          (i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

          (ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

          (iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

     (j) Bring-down Comfort Letter. On each of the First Closing Date and the Second Closing Date the Representatives shall have received from PricewaterhouseCoopers LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Second Closing Date, as the case may be (and the Representatives shall have
received an additional [      ] conformed copies of such accountants' letter for
each of the several Underwriters).


     (k) Lock-Up Agreement from Certain Securityholders of the Company. On the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit C hereto from each officer of the Company and each beneficial owner of Common Stock (as defined and determined according to Rule 13d-3 under the Exchange Act, except that a one hundred eighty day period shall be used rather than the sixty day period set forth therein) as of the date of this Agreement, and such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

     (l) Certain Events. On or prior to the First Closing Date, the events set forth in the Prospectus in the first paragraph under the caption "Certain Relationships and Related Transactions -- Recapitalization and Corporate Structure" shall have been completed.

     (m) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

     If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Common Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

     SECTION 6. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If this Agreement is terminated (i) by the Representatives pursuant to Section 5, (ii) by the Company pursuant to Section 7, or (iii) by the Representatives pursuant to Section 11(iv), or if the sale to the Underwriters of the Common Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

     SECTION 7.  EFFECTIVENESS OF THIS AGREEMENT.

     This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representatives of the effectiveness of the Registration Statement under the Securities Act.

     Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company to any Underwriter, except that, if this Agreement is terminated by the Company, the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company, or (c) of any party hereto to any other party, except that in each case the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

     SECTION 8.  INDEMNIFICATION.

     (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act, the Exchange Act or Canadian securities legislation, as applicable, (including each affiliate of any Underwriter who is deemed a third party beneficiary pursuant to Section 14 hereof, its directors, officers and employees, and any controlling person of such affiliate) against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, under the securities legislation of the Qualifying Provinces or other provincial or federal statutory law or regulation of Canada or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling such Underwriter, if copies of the U.S. Prospectus or the Canadian Prospectus, as applicable, were timely delivered to the Underwriter pursuant to Section 2 and a copy of the U.S. Prospectus or the Canadian Prospectus, as applicable, (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale of the Common Shares to such person, and if such Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.


     (b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and the Canadian Prospectus and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, under the securities legislation of the Qualifying Provinces or other provincial or federal statutory law or regulation of Canada or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth (A) in the table in the first paragraph and in the second paragraph, the second sentence of the thirteenth paragraph, the fourteenth paragraph, the sixteenth paragraph and the seventeenth paragraph under the caption "Underwriting" in the U.S. Prospectus, and (B) in the table in the first paragraph and in the second, third, seventh, eighth, thirteenth, fourteenth, fifteenth, sixteenth and seventeenth paragraphs under the caption "Underwriting" in the Canadian Prospectus; and the Underwriters confirm that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

     (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (BAS and CIBC in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

     (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 8(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 8(a) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it determines in good faith such request to be reasonable and (ii) provides written notice to the indemnified party substantiating in reasonable detail the unpaid balance as unreasonable, in each case prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

     SECTION 9.  CONTRIBUTION.

     If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Common Shares pursuant to this Agreement or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus (or, if Rule 434 under the Securities Act is used, the corresponding location on the Term Sheet) bear to the aggregate initial public offering price of the Common Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

     Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter and each director of the Company, each officer of the Company who signed the Registration Statement or the Canadian Prospectus, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

     SECTION 10. DEFAULT OF ONE OR MORE OF THE SEVERAL UNDERWRITERS. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Common Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Common Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Common Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Common Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Common Shares and the aggregate number of Common Shares with respect to which such default occurs exceeds 10% of the aggregate number of Common Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Common Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

     As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section
10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     SECTION 11. TERMINATION OF THIS AGREEMENT. Prior to the First Closing Date this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the New York Stock Exchange or The Toronto Stock Exchange, or trading in securities generally on the Nasdaq Stock Market, the New York Stock Exchange or The Toronto Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of United States federal, New York, California or Canadian authorities; (iii) there shall have occurred any outbreak or escalation of hostilities or any crisis or calamity involving or affecting the United States or Canada, or any change in the United States, Canada or international financial markets, or any substantial change or development involving a prospective substantial change in United States', Canada's or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; or (iv) there shall have occurred any change, or any development that could reasonably be expected to result in a change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity, the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the Offering or delivery of the Common Shares as contemplated in the Registration Statement and the Prospectus. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters in accordance with Sections 4 and 6 hereof, (b) any Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

     SECTION 12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

     SECTION 13. NOTICES. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

     Banc of America Securities LLC
     600 Montgomery Street
     San Francisco, California 94111
     Facsimile: 415-913-5558
     Attention:  Jeffrey B. Child
                 William McCleod

     and

     CIBC World Markets Corp.
     425 Lexington Avenue
     New York, New York 10017
     Facsimile: 212-885-4540
     Attention:  Michael McClintock
                 Managing Director
                 U.S. Financial Institutions Group

with a copy to:

     Banc of America Securities LLC
     600 Montgomery Street
     San Francisco, California 94111
     Facsimile: 415-913-5553
     Attention:  Jeffrey R. Lapic, Esq.

If to the Company:

     Odyssey Re Holdings Corp.
     140 Broadway
     39th Floor
     New York, New York 10005
     Facsimile: 212-571-6452
     Attention:  Andrew A. Barnard,
                 President and Chief Executive Officer

with a copy to:

     Odyssey Re Holdings Corp.
     300 Stamford Place
     Stamford, Connecticut 06902
     Facsimile: 203-965-7995
     Attention:  Donald L. Smith,
                 Senior Vice President,
                 General Counsel and Corporate Secretary

Any party hereto may change the address for receipt of communications by giving written notice to the others.

     SECTION 14. SUCCESSORS; THIRD PARTY BENEFICIARY. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and their respective successors, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and to any third party beneficiary designated below and any successor of such third party beneficiary, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase. Any affiliate of any Underwriter which is duly qualified and authorized to sell the Common Shares in Canada pursuant to the Canadian Prospectus and offers and sells the Common Shares in the Qualifying Provinces or any affiliate of any Underwriter that signs the Canadian Prospectus shall be deemed a third party beneficiary of the representations and warranties of the Company contained in
Section 1, the covenants of the Company contained in Section 3, the indemnification and contribution obligations of the Company contained in Section 8 and Section 9 and the officers' certificates, legal opinions and other documents required to be delivered to the Underwriters pursuant hereto, and each such affiliate shall have the right to enforce such provisions of this Agreement to the same extent as if it were an Underwriter.

     SECTION 15. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     SECTION 16. GOVERNING LAW PROVISIONS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 17. GENERAL PROVISIONS. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

     Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act, the Exchange Act and applicable securities laws of the Qualifying Provinces.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.
                                          Very truly yours,
                                          ODYSSEY RE HOLDINGS CORP.

                                          By:
                                          --------------------------------------
                                              Name: Andrew A. Barnard
                                              Title: President and Chief
                                              Executive Officer

     The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

BANC OF AMERICA SECURITIES LLC
CIBC WORLD MARKETS CORP

Acting as Representatives of the
several Underwriters named in
the attached Schedule A

BY BANC OF AMERICA SECURITIES LLC

By:
----------------------------------------------------
    Name:
    Title:

BY CIBC WORLD MARKETS CORP

By:
----------------------------------------------------
    Name:
    Title:

                                     SCHEDULE A

                                                              NUMBER OF FIRM
                                                               COMMON SHARES
UNDERWRITERS                                                  TO BE PURCHASED
------------                                                  ---------------
Banc of America Securities LLC..............................  [          ]
CIBC World Markets Corp.....................................  [          ]
Bear, Stearns & Co. Inc.....................................  [          ]
J.P. Morgan Securities Inc..................................  [          ]
[   --   ]..................................................  [          ]
     Total..................................................  [          ]

                                                                     EXHIBIT A-1

The final opinion in draft form should be attached as Exhibit A-1 at the time this Agreement is executed.

     Opinion of Shearman & Sterling, counsel for the Company to be delivered pursuant to Section 5(d) of the Underwriting Agreement.

     References to the Prospectus in this Exhibit A-1 include any supplements thereto at the Closing Date.

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

          (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

          (iii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

          (iv) The Common Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

          (v) Each of The Registration Statement and the Rule 462(b) Registration Statement, if any, has been declared effective by the Commission under the Securities Act. To the best knowledge of such counsel, no stop order suspending the effectiveness of either of the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

          (vi) The Registration Statement, including any Rule 462(b) Registration Statement, the U.S. Prospectus, and each amendment or supplement to the Registration Statement and the U.S. Prospectus, as of their respective effective or issue dates (other than the financial statements, financial data and supporting schedules included therein or in exhibits to or excluded from the Registration Statement, as to which no opinion need be rendered), as of their respective effective dates, appear on their face to have been appropriately responsive in all material respects with the applicable requirements of the Securities Act.

          (vii) The Common Shares have been authorized for listing on the New York Stock Exchange.

          (viii) The statements (i) in the Prospectus under the captions "Description of Capital Stock", "Shares Eligible for Future Sale" and "Certain United States Federal Tax Considerations For Non-United States Holders of Common Stock" and (ii) in Item 14 and Item 15 of the Registration Statement, insofar as such statements constitute matters of law, summaries of legal matters, the Company's certificate of incorporation or by-law provisions, documents or legal proceedings, or legal conclusions, has been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

          (ix) Based upon such counsel's review of the New York State statutes, rules or regulations, the Delaware General Corporation Law and the relevant United States federal laws (the "Requirements of Law") which in such counsel's experience are normally applicable to transactions of the type provided for in the Underwriting Agreement, but without having made any special investigation concerning any other Requirements of Law, no consent, approval, authorization is required for the Company's execution, delivery and performance of the Underwriting Agreement and consummation of the transactions contemplated thereby and by the U.S. Prospectus, except as required under the Securities Act, applicable state securities or blue sky laws and from the NASD.

          (x) The Company is not, and after receipt of payment for the Common Shares will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the laws of the State New York or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the First Closing Date or the Second Closing Date, as the case may be, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Representative) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; provided, however, that such counsel shall further state that they believe that they and the Underwriters are justified in relying upon such opinion of other counsel, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

     In addition, such counsel shall state the following in a letter delivered simultaneously with its opinion:

     Such counsel has examined the Underwriting Agreement and the originals, or copies identified to their satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as such counsel deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In their examinations, such counsel has assumed the genuineness of all signatures, the authenticity of all documents submitted to them as originals and the conformity with the originals of all documents submitted to them as copies. In rendering the opinions expressed below, such counsel has relied as to factual matters, to the extent such counsel deemed proper, upon the representations and warranties of the Company contained in or made pursuant to the Underwriting Agreement, certificates of officers of the Company and certificates of public officials. Such counsel has also reviewed and participated in discussions concerning the preparation of the Registration Statement and the U.S. Prospectus (in each case other than the documents incorporated by reference therein) with certain officers or employees of the Company and its auditors, and with representatives of and counsel to the Underwriters. The limitations inherent in the independent verification of factual matters and in the role of outside counsel are such, however, that such counsel cannot and does not assume any responsibility for the accuracy, completeness or fairness of any of the statements made in the Registration Statement and the U.S. Prospectus, except as set forth in paragraph (viii) of such counsel's opinion letter addressed to you, dated the date hereof.

     Subject to the limitations set forth in the immediately preceding paragraph, such counsel advises you that, on the basis of the information such counsel gained in the course of performing the services referred to above, (i) in such counsel's opinion, the Registration Statement and the U.S. Prospectus (other than the financial statements, related schedules and other financial data contained therein or omitted therefrom, as to which such counsel expresses no view) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; and (ii) no facts came to such counsel's attention which gave them reason to believe that (a) the Registration Statement (other than the financial statements, related schedules and other financial data contained therein or omitted therefrom, as to which such counsel has not been requested to comment) at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the U.S. Prospectus (other than the financial statements, related schedules and other financial data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                     EXHIBIT A-2

The final opinion in draft form should be attached as Exhibit A-2 at the time this Agreement is executed.

     Opinion of Donald L. Smith, Esq., General Counsel for the Company to be delivered pursuant to Section 5(e) of the Underwriting Agreement.

     References to the Prospectus in this Exhibit A-2 include any supplements thereto at the Closing Date.

          (i) The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Connecticut and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions (other than the State of Connecticut) where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

          (ii) Each significant subsidiary of the Company (as defined in Rule 405 under the Securities Act) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the U.S. Prospectus and, to the best knowledge of such counsel, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

          (iii) All of the issued and outstanding capital stock of each such significant subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or, to the best knowledge of such counsel, any pending or threatened claim.

          (iv) The authorized, issued and outstanding capital stock of the Company (including the Common Stock) conform to the descriptions thereof set forth in the U.S. Prospectus. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and, to the best of such counsel's knowledge, have been issued in compliance with the registration and qualification requirements of federal and state securities laws. The form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable requirements of the certificate of incorporation and by-laws of the Company and the General Corporation Law of the State of Delaware. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

          (v) No stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising (i) by operation of the certificate of incorporation or by-laws of the Company or the General Corporation Law of the State of Delaware or (ii) to the best knowledge of such counsel, otherwise.

          (vi) To the best knowledge of such counsel, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

          (vii) Each of Odyssey America Reinsurance Corporation, Odyssey Reinsurance Corporation, Hudson Insurance Company and Lloyd's Syndicate 1218 (each an "Insurance Subsidiary", collectively the "Insurance Subsidiaries") is duly licensed to conduct an insurance or a reinsurance business, as the case may be, under the insurance statutes of each jurisdiction in which the conduct of its business requires such licensing, except for such jurisdictions in which the failure of the Insurance Subsidiaries to be so licensed would not, individually or in the aggregate, result in a Material Adverse Change (as defined in the Underwriting Agreement). The Insurance Subsidiaries have made all required filings under applicable insurance statutes in each jurisdiction where such filings are required, except for such jurisdictions in which the failure to make such filings would not, individually or in the aggregate, result in a Material Adverse Change. Each of the Insurance Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from all insurance regulatory authorities necessary to conduct their respective businesses as described in the U.S. Prospectus, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications would not, individually or in the aggregate, result in a Material Adverse Change, and the Company and each of its Insurance Subsidiaries has not received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by the Company and each of its Insurance Subsidiaries in any case where it could be reasonably expected that (x) the Company and each of its Insurance Subsidiaries would be required either to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or to cease or otherwise limit the writing of certain business and (y) the failure to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or the limiting of the writing of such business would result in a Material Adverse Change; and no insurance regulatory authority having jurisdiction over the Company or any of its Insurance Subsidiaries has issued any order or decree impairing, restricting or prohibiting (i) the payment of dividends by any of the Insurance Subsidiaries to its parent or (ii) the continuation of the business of the Company or any of the Insurance Subsidiaries in all material respects as presently conducted.

          (viii) The descriptions in the U.S. Prospectus of U.S. insurance statutes and regulations are accurate in all material respects and fairly summarize in all material respects the information required to be shown and such counsel does not know of any U.S. insurance statutes or regulations required to be described in the U.S. Prospectus that are not described as required.

          (ix) The execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification section of the Underwriting Agreement, as to which no opinion need be rendered) (i) have been duly authorized by all necessary corporate action on the part of the Company; (ii) will not result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any subsidiary, (iii) will not constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the best knowledge of such counsel, any other material Existing Instrument; or (iv) to the best knowledge of such counsel, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary.

          (x) Except as disclosed in the U.S. Prospectus under the caption "Shares Eligible for Future Sale", to the best knowledge of such counsel, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement, except for such rights as have been duly waived.

          (xi) To the best knowledge of such counsel, neither the Company nor any subsidiary is in violation of its certificate of incorporation or by-laws or any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary or is in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any material Existing Instrument, except in each such case for such violations or Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

          (xii) To the best knowledge of such counsel, there are no Existing Instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto; and the descriptions thereof and references thereto are correct in all material respects.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the laws of the State New York or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the First Closing Date or the Second Closing Date, as the case may be, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Representative) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; provided, however, that such counsel shall further state that they believe that they and the Underwriters are justified in relying upon such opinion of other counsel, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

     In addition, such counsel shall state the following in a letter delivered simultaneously with his opinion:

     Such counsel has examined the Underwriting Agreement and the originals, or copies identified to their satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as such counsel deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In their examinations, such counsel has assumed the genuineness of all signatures, the authenticity of all documents submitted to them as originals and the conformity with the originals of all documents submitted to them as copies. In rendering the opinions expressed below, such counsel has relied as to factual matters, to the extent such counsel deemed proper, upon the representations and warranties of the Company contained in or made pursuant to the Underwriting Agreement, certificates of officers of the Company and certificates of public officials. Such counsel has also reviewed and participated in discussions concerning the preparation of the Registration Statement and the U.S. Prospectus (in each case other than the documents incorporated by reference therein) with certain officers or employees of the Company and its auditors, and with representatives of and counsel to the Underwriters. The limitations inherent in the independent verification of factual matters and in the role of outside counsel are such, however, that such counsel cannot and does not assume any responsibility for the accuracy, completeness or fairness of any of the statements made in the Registration Statement and the U.S. Prospectus, except as set forth in paragraph (viii) of such counsel's opinion letter addressed to you, dated the date hereof.

     Subject to the limitations set forth in the immediately preceding paragraph, such counsel advises you that, on the basis of the information such counsel gained in the course of performing the services referred to above, (i) in such counsel's opinion, the Registration Statement and the U.S. Prospectus (other than the financial statements, related schedules and other financial data contained therein or omitted therefrom, as to which such counsel expresses no view) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; and (ii) no facts came to such counsel's attention which gave them reason to believe that (a) the Registration Statement (other than the financial statements, related schedules and other financial data contained therein or omitted therefrom, as to which such counsel has not been requested to comment) at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the U.S. Prospectus (other than the financial statements, related schedules and other financial data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                       EXHIBIT B

The final opinion in draft form should be attached as Exhibit B at the time this Agreement is executed.

     Opinion of Canadian counsel for the Company to be delivered pursuant to
Section 5(e) of the Underwriting Agreement.

     References to the Canadian Prospectus in this Exhibit B include any supplements thereto at the Closing Date.

          (i) The Company is eligible to use the PREP Procedures. A receipt has been obtained from the Reviewing Authority on behalf of the Qualifying Authorities in respect of each Canadian Preliminary Prospectus and the Final PREP Prospectus.

          (ii) At the time the Registration Statement became effective under the 1933 Act and at all times subsequent thereto up to and including the First Closing Date and if applicable, the Second Closing Date, each Canadian Preliminary Prospectus, the Final PREP Prospectus, the Supplemental PREP Prospectus and the Canadian Prospectus (other than the financial statements, notes and schedules thereto and other financial or accounting data included therein or omitted therefrom as to which we express no opinion) as of their respective dates, comply as to form in all material respects with the requirements of the applicable securities legislation of the Qualifying Provinces as interpreted and applied by the Reviewing Authority (including the PREP Procedures).

          (iii) The Common Shares have been approved for listing on The Toronto Stock Exchange.

          (iv) The form of certificate used to evidence the Common Shares complies in all material respects with any applicable requirements of The Toronto Stock Exchange.

          (v) To the best knowledge of such counsel, no order having the effect of ceasing or suspending the distribution of the Common Shares has been issued by any Qualifying Authority and no proceedings for that purpose have been instituted or are pending or threatened.

          (vi) The statements in the Canadian Prospectus under the captions "Shares Eligible for Future Sale", "Certain Canadian Federal Income Tax Considerations", "Eligibility for Investment", "Underwriting" and "Purchasers' Statutory Rights", insofar as such statements constitute matters of law, summaries of legal matters, or legal conclusions, has been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

          (vii) No consent, approval, authorization or other order of, or registration or filing with, any court in Canada or other governmental authority or agency of Canada or any province, is required for the Company's execution, delivery and performance of the Underwriting Agreement and consummation of the transactions contemplated thereby and by the Canadian Prospectus, except as required under applicable securities legislation and policies in each of the Qualifying Provinces.

          (viii) All laws of the Province of Quebec relating to the use of the French language will have been complied with in connection with the sale of the Common Shares to purchasers in the Province of Quebec provided that such purchasers receive copies of the Supplemental PREP Prospectus in the French language alone, in the English and French languages simultaneously or, in the case of purchasers having specifically so requested in writing, in the English language alone and that such purchasers receive forms of order and confirmation drawn solely in the French language or in a bilingual format or in the English language alone in the case of purchasers having specifically so requested in writing (on the assumption that no documents other than the Supplemental PREP Prospectus and the forms of order and confirmation constitute the contract for purchase of the Common Shares).

          (ix) All necessary documents and proceedings have been filed and taken and all other legal requirements have been fulfilled under the laws of the Qualifying Provinces to qualify the Common Shares to be offered and sold to the public in the each of the Qualifying Provinces by or through registrants, investment dealers or brokers registered under applicable legislation of such provinces of Canada who have complied with relevant provisions of such legislation.

                                                                       EXHIBIT C

[Date]

Banc of America Securities LLC
CIBC World Markets Corp.
     As Representatives of the Several Underwriters

c/o Banc of America Securities LLC
600 Montgomery Street
San Francisco, California 94111
     and

CIBC World Markets Corp.
425 Lexington Avenue
New York, New York 10017

RE:  Odyssey Re Holdings Corp. (the "Company")

Ladies & Gentlemen:


     The undersigned is an officer of the Company or an owner of record or beneficially of certain shares of common stock of the Company (the "Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the "Offering") for which you will act as the representatives of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.


     In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of Banc of America Securities LLC and CIBC World Markets Corp. (which consent may be withheld in their sole discretion), (i) directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock, or, in each case, publicly announce the undersigned's intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date of the Prospectus (as defined in the Underwriting Agreement). The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.


     With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock currently or hereafter owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

     This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

---------------------------------------------------------
Printed Name of Holder

By:
----------------------------------------------------
    Signature

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Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

                                       C-2